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                                                           EXHIBIT 10(b)(xxxiii)


                          RETIREMENT BENEFIT AGREEMENT


This Retirement Benefit Agreement ("Agreement"), effective July 1, 2003, is made and entered into by Robert J. Allison, Jr. referred to as "Employee" and Anadarko Petroleum Corporation ("Anadarko" or the "Company").

WHEREAS, as a result of the Employee's agreement to continue with the Company as Chairman, CEO and President, the Employee and Company agree to the following:

1. MINIMUM RETIREMENT BENEFIT. If the Employee remains employed with the Company beyond July 1, 2003, then, when he is otherwise eligible for and elects to receive retirement benefits under the Anadarko Retirement Plan (the "Basic Plan") and, if applicable, the Anadarko Retirement Restoration Plan (the "Restoration Plan") (collectively, the "Plans"), he shall be entitled to receive retirement benefits equal to the greater of (a) the benefits calculated under the Plans as of the date of his actual retirement (the "Actual Retirement Benefit") or, (b) the retirement benefits which would have been payable to him under the Plans, calculated as if he had retired on July 1, 2003 (the "2003 Retirement Benefit"). If the Employee's ultimate retirement benefits are payable under (b) above, then the difference between the 2003 Retirement Benefit and the Actual Retirement Benefit will be paid from the Restoration Plan. For purposes of calculating the Plans' lump sum benefit under (b) above, the Plans' lump sum factor in effect as of July 1, 2003, based on the Employee's age as of that date, will be utilized.

         If the Employee remains employed with the Company beyond July 1, 2003 and dies before he is otherwise eligible for and elects to receive retirement benefits under the Plans, then any survivor benefits payable under the Plans will be calculated as described in the immediately preceding paragraph, provided that any survivor benefits payable from the Restoration Plan will be paid in the form of a lump sum.

2. LIFE INSURANCE BENEFIT. The Company agrees to keep in force, until the Employee's retirement date, the following split dollar life insurance policies on the life of the Employee: (i) policy number 2102747 with Security Life of Denver and (ii) policy number C01600001 with Sun Life Financial. Effective July 1, 2003, the Company will also enroll the Employee under the Company's Management Life Insurance Plan ("MLIP"), as restated on November 1, 2002, and provide the Employee with additional life insurance protection as provided under the MLIP. In addition, beginning in the calendar year 2003, the Company agrees to gross-up the taxes applicable to the Employee as a result of any imputed income from the insurance coverage provided under the split dollar life insurance policies.


3. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas without regard to principles of conflict of law.


4. DEFINED TERMS. Any terms defined in any provision herein, shall have equal meaning when used in any other provision of this Agreement.



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5.       ENTIRE AGREEMENT. This Agreement shall constitute the entire Agreement between the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement.


6. MODIFICATIONS. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.


7. SUCCESSOR CLAUSE. As used herein, Anadarko or the Company means Anadarko Petroleum Corporation or any successor.





ANADARKO PETROLEUM CORPORATION

By:
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         Charles G. Manley
         Executive Vice President, Administration


Dated this     day of            , 2003.
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EMPLOYEE

By:
         -------------------------------------------------------
         Robert J. Allison, Jr.


Dated this     day of            , 2003.
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